Exhibit 99.1

Veracyte Announces Preliminary Fourth Quarter and Full-Year 2025 Results
Grew full-year revenue to between $515 million and $517 million, an increase of 16%

SOUTH SAN FRANCISCO, Calif., January 11, 2026 -- Veracyte, Inc. (Nasdaq: VCYT), a leading cancer diagnostics company, today announced preliminary, unaudited financial results for the fourth quarter and full year ended December 31, 2025.

Preliminary Unaudited Financial Results
For the fourth quarter ended December 31, 2025, as compared to the same period of 2024, Veracyte expects to report:
•Total revenue of between $138 million and $140 million, an increase of between 16% and 18%
•Testing revenue of between $134 million and $136 million, an increase of between 19% and 21%
•Testing volume of approximately 45,500, an increase of 16%

For the full year ended December 31, 2025, as compared to the same period of 2024, Veracyte expects to report:
•Total revenue of between $515 million and $517 million, an increase of approximately 16%
•Testing revenue of between $491 million and $493 million, an increase of approximately 17% to 18%
•Testing volume of approximately 169,700, an increase of 19%
•Decipher volume of approximately 102,000, an increase of 27%, and Afirma volume of approximately 67,700, an increase of 11%

Additionally, Veracyte expects to report adjusted EBITDA margin of greater than 25% for the full year ended December 31, 2025.

“I am immensely proud of the impact our tests have had on the more than 800,000 patients we have served since the company’s inception,” said Marc Stapley, Veracyte’s chief executive officer. “We ended 2025 with another strong quarter of testing revenue growth and further expanded our patient impact. Looking ahead to 2026, I’m excited for continued Decipher and Afirma growth, as well as the launch of Prosigna and our TrueMRD platform in the US market, which we believe will further catalyze our patient reach and financial performance.”

2026 Financial Outlook
Veracyte is initiating 2026 total revenue guidance of 10% to 13% growth, or $570 million to $582 million, with testing revenue guidance of 14% to 16% growth, or $559 million to $569 million, excluding the contribution from new tests. Further, 2026 adjusted EBITDA margin is expected to be 25%.

Veracyte is unable to provide a quantitative reconciliation of expected adjusted EBITDA margin to the most directly comparable forward-looking GAAP measure without unreasonable effort, because of the inherent difficulty in accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, that are dependent on various factors, are out of the company’s control, or that cannot be reasonably predicted. Such adjustments include, but are not limited to, acquisition-related expenses, and other adjustments. Any associated estimate of these items and their impact on GAAP performance for the guidance period could vary materially. For more information on the non-GAAP financial measures, please refer to the section titled “Note Regarding Use of Non-GAAP Financial Measures” at the end of this press release.

About Veracyte
Veracyte (Nasdaq: VCYT) is a global diagnostics company whose vision is to transform cancer care for patients all over the world. We empower clinicians with the high-value insights they need to guide and assure patients at pivotal moments in the race to diagnose and treat cancer. Our Veracyte Diagnostics Platform delivers high-performing cancer tests that are fueled by broad genomic and clinical data, deep bioinformatic and AI capabilities, and a powerful evidence-generation engine, which ultimately drives durable reimbursement and guideline inclusion for our tests, along with new insights to support continued innovation and pipeline development. For more information, please visit www.veracyte.com or follow us on LinkedIn or X (Twitter).

Financial Disclaimer
Veracyte has not completed preparation of its financial statements for the fourth quarter or full year ended December 31, 2025. The revenue and testing volume ranges presented in this news release for the fourth quarter of 2025 and for the year ended December 31, 2025, as well as the estimates given for our adjusted EBITDA margin, are preliminary and unaudited and are thus inherently uncertain and subject to change as we complete our financial results for the fourth quarter and full year ended December 31, 2025. Further, these preliminary and unaudited estimates are not a comprehensive statement or estimate of our financial results or financial condition as of and for the periods presented, should not be viewed as a substitute for financial statements prepared in accordance with GAAP and are not necessarily indicative of the results to be achieved in any future period. Veracyte is in the process of completing its customary year-end close and review procedures as of and for the year ended December 31, 2025, and there can be no assurance that final results for this period will not differ from these estimates. During the course of the preparation of Veracyte’s consolidated financial statements and related notes as of and for the year ended December 31, 2025, the company's independent registered public accountants may identify items that could cause final reported results to be materially different from the preliminary financial estimates presented herein. Further, Veracyte is unable to provide an estimate of net income margin, the most closely comparable GAAP measure to adjusted EBITDA margin, for the full year ended December 31, 2025 or related reconciliation tables without unreasonable effort, due to the unavailability at this time of reliable estimates for net income and certain components that are necessary for such reconciliation for the period presented. Such components may include, but are not limited to, stock-based compensation expenses, acquisition-related expenses, and other adjustments. For more information on non-GAAP financial measures, please refer to the section titled “Note Regarding Use of Non-GAAP Financial Measures” at the end of this press release.

Veracyte plans to report full audited Q4 and 2025 financial results during its upcoming earnings call to be held in February 2026.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to our statements related to our plans, objectives, and expectations (financial and otherwise), including with respect to our financial and operating results for the full year and quarter ended December 31, 2025; and our intentions with respect to our tests and products, including upcoming product launches. Forward-looking statements can be identified by words such as: “appears,” “anticipate,” “intend,” “plan,” “expect,” “believe,” “should,” “may,” “could,” “would,” “will,” “enable,” “positioned,” “offers,” “designed,” “ultimately,” “strategic,” “outlook,” “guidance,” and similar references to future periods. Actual results may differ materially from those projected or suggested in any forward-looking statements. These statements involve risks and uncertainties, which could cause actual results to differ materially from our predictions, and include, but are not limited to: our ability to launch, commercialize and receive reimbursement for our products; our ability to execute on our business strategies relating to the C2i Genomics acquisition, integration of the business and the realization of expected benefits and synergies; our ability to demonstrate the validity and utility of our genomic tests and biopharma and other offerings; our ability to continue executing on our business plan; our ability to continue to scale our global operations and enhance our internal control environment; the impact of the war in Ukraine and other regional conflicts on European economies; the impact of foreign currency fluctuations, volatile interest rates, inflation, the impact of legislation and policies enacted by the current U.S. administration; turmoil in the global banking and finance system; the ongoing conflict in the Middle East; and the performance and utility of our tests in the clinical environment. Additional factors that may impact these forward-looking statements can be found under the caption “Risk Factors” in our Annual Report on Form 10-K filed on February 28, 2025, as well as in other documents that we may file from time to time with the Securities and Exchange Commission. Copies of these documents, when available, may be found in the Investors section of our website at investor.veracyte.com. These forward-looking statements speak only as of the date hereof and, except as required by law, we specifically disclaim any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise.

Note Regarding Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release contains and references certain non‐GAAP results including adjusted EBITDA margin. These non-GAAP financial measures are not meant to be considered superior to or a substitute for financial measures calculated in accordance with GAAP, and investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.

We use non-GAAP financial measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures. However, the non-GAAP financial measures we present may be different from those used by other companies, including similarly titled measures.

We compute these non-GAAP measures by adjusting the applicable GAAP measure to remove the impact of certain recurring and non-recurring charges and gains and to adjust for the impact of income tax items related to such adjustments to our GAAP financial statements. In particular, we exclude amortization of acquired intangible assets, acquisition-related expenses relating to our acquisitions of Decipher Biosciences, HalioDx and C2i Genomics, impairment charges associated with the nCounter license and other biopharmaceutical services related to HalioDx intangible assets, all stock-based compensation and certain costs related to restructuring from all of our non-GAAP financial measures as well as depreciation and income tax items from our adjusted EBITDA and adjusted EBITDA as a percentage of revenue. Beginning in the second quarter of 2024, we changed our non-GAAP policy to exclude all stock-based compensation to align with our peers and we have also excluded all stock-based compensation from our prior period non-GAAP financial measures. Management has excluded the effects of these items in non-GAAP financial measures to help investors gain a better understanding of the core operating results and future prospects of the company, consistent with how management measures and forecasts the company’s performance, especially when comparing such results to previous periods or forecasts. The company encourages investors to carefully consider its results under GAAP, together with its supplemental non‐GAAP information.

Investors:
Shayla Gorman
investors@veracyte.com
619-393-1545

Media:
Karen Possemato
media@veracyte.com

Source: Veracyte, Inc.